Duane, Morris & Heckscher LLP

                                ATTORNEYS AT LAW


                         1667 K STREET, N.W., SUITE 700
                           WASHINGTON, D.C. 20006-1608
                                 (202) 776-7800

                                       FAX
                                 (202) 776-7801





                                November 3, 1997


National Bancorp of Alaska, Inc.
301 West Northern Lights Boulevard
Anchorage, Alaska  99510

Re:      National Bank of Alaska Profit Sharing and 401(k) Plan

Gentlemen:

We have acted as special securities counsel to National Bancorp of Alaska, Inc., a Delaware corporation, in connection with the National Bank of Alaska Profit Sharing and 401(k) Plan (the "Plan") and the preparation and filing of a registration statement on SEC Form S-8 in connection with the registration of Plan interests (the "Interests") and 100,000 shares of Common Stock, par value $10 per share, of Bancorp. In this regard, we have examined and are familiar with the Articles of Incorporation, as amended, and Bylaws of Bancorp and the Articles of Association and Bylaws of National Bank of Alaska (the "Bank"). We have also examined the records of corporate proceedings of Bancorp and the Bank and have examined and are familiar with such other documents as we have considered necessary for rendering our opinion hereinafter set forth.

Based upon the foregoing, we are of the opinion that the Interests and the shares of Common Stock of Bancorp reserved for issuance under the Plan will, when issued in accordance with the terms of such Plan, be validly issued, fully paid and nonassessable.

This opinion has been delivered to the addressee to be used solely by the addressee for inclusion as an exhibit in the Registration Statement, and the opinion is not to be used, circulated, or otherwise referred to for any other purpose, nor is the opinion to be relied upon by any person other than the addressee.

We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8 and to the reference to us under the caption "Legal Matters" in the prospectus portion of the registration statement.

                                Very truly yours,


                                DUANE, MORRIS & HECKSCHER LLP